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                                                   Exhibit 11


                                              WVS Financial Corp.
                                 Statement Re Computation of Per Share Earnings

                                                      Three Months Ended                 Nine Months Ended
                                                           March 31,                         March 31,
                                                ----------------------------      ----------------------------
                                                    1997             1996             1997             1996
                                                -----------      -----------      -----------      -----------
Weighted average common shares outstanding        1,737,199        1,736,400        1,736,995        1,736,400

Average unearned ESOP shares ..............         (53,565)         (61,694)         (55,648)         (63,716)
Common stock equivalents:
 stock options ............................          72,594           62,896           67,724           57,369
                                                -----------      -----------      -----------      -----------

Weighted average common shares
 and common stock equivalents
 used to calculate primary
 earnings per share .......................       1,756,228        1,737,602        1,749,071        1,730,053

Additional common stock equivalents:
 stock options used to calculate
 fully diluted earnings per share .........           1,200            1,503            2,376            2,802
                                                -----------      -----------      -----------      -----------

Weighted average common shares and
 common stock equivalents used to
 calculate fully diluted earnings per share       1,757,428        1,739,105        1,751,447        1,732,855


Net income ................................     $   914,079      $   792,869      $ 2,076,319      $ 2,800,972
                                                ===========      ===========      ===========      ===========

Earnings per share:
 Primary ..................................     $      0.52      $      0.46      $      1.19      $      1.62
 Fully diluted ............................     $      0.52      $      0.46      $      1.19      $      1.62
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